UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2021

GAN Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-39274	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

400 Spectrum Center Drive,	Suite 1900,	Irvine,	California	92618
(Address of principal executive offices)				(Zip Code)

(702) 964-5777
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value	GAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s Annual General Meeting of Shareholders held on July 20, 2021, the shareholders considered and approved three proposals, each of which is described in more detail in the Company’s 2021 definitive proxy statement filed with the Securities and Exchange Commission on June 10, 2021 for the Annual General Meeting of Shareholders.

The results detailed below represent the final voting results as certified by the Inspector of Elections:

Proposal 1

The shareholders elected the following two directors to hold office until the 2024 Annual General Meeting of Shareholders or until their successors are duly elected and qualified based on the following votes:

Director	For	Withheld	Broker Non-Votes
Michael Smurfit Jr.	12,897,522	5,470,360	7,055,319
Susan Bracey	17,882,935	484,947	7,055,319

Proposal 2

The proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
24,790,810	614,749	17,642	0

Proposal 3

The proposal to approve the GAN Limited Employee Stock Purchase Plan, as described in the Company’s 2021 definitive proxy statement, was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
17,757,445	566,567	43,870	7,055,319

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2021	GAN Limited

/s/ Karen E. Flores
Karen E. Flores
Chief Financial Officer